UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 27, 2022
Date of Report (date of earliest event reported)
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The Oncology Institute, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39248 (Commission File Number)	84-3562323 (I.R.S. Employer Identification Number)
18000 Studebaker Rd, Suite 800 Cerritos, California 90703
(Address of principal executive offices and zip code)
(562) 735-3226
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	TOI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Common stock, each at an exercise price of $11.50 per share	TOIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Accounting Officer

On November 27, 2022, Diona Simoneit, Chief Accounting Officer and principal accounting officer of The Oncology Institute, Inc. (the “Company”), notified the Company of her intent to resign from her position, effective December 9, 2022. Ms. Simoneit’s resignation is not a result of any disagreement with the Company or its board of directors, or any matter relating to the Company’s operations, policies or practices. Following her departure, Mihir Shah, the Company’s Chief Financial Officer and principal financial officer, will serve as the Company’s principal accounting officer. Mr. Shah will not receive any additional compensation in connection with assuming such duties, has no family relationship with any director or executive officer of the Company and has not been a party to any transaction with the Company that is required to be reported in this Current Report on Form 8-K. Mr. Shah’s biographical information is contained in the Company’s 2022 definitive proxy statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission on June 3, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2022

The Oncology Institute, Inc.

By:	/s/ Mark Hueppelsheuser
Name:	Mark Hueppelsheuser
Title:	General Counsel